Exhibit 3.17
BYLAWS
OF
WASHINGTON CONSULTING, INC.
ARTICLE I — OFFICES
     1. Registered Office. The registered office of the Corporation shall be in the County of Fairfax, Virginia.
     2. Other Offices. The Corporation may have its principal office and other offices at such places both within and without the Commonwealth of Virginia as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II — MEETINGS OF SHAREHOLDERS
     1. Place and Time of Meetings. All meetings of the shareholders for the election of directors shall be held at such place either within or without the Commonwealth of Virginia as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     2. Annual Meetings. Annual meetings of shareholders, commencing with the year 2003, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.
     3. Notice of Annual Meetings. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.
     4. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.
     5. Notice of Social Meetings. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting.
     6. Quorum. Any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.
     7. Voting. At any meeting of the shareholders each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than 70 days before such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his or her duly authorized attorney-in-fact.
     8. Waiver of Notice. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, before or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in the waiver of notice of such meeting.
     9. Business Transacted. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

ARTICLE III — DIRECTORS
     1. Number and Term. The number of directors that shall constitute the whole board shall be no less than one and no more than four, as determined initially by the incorporators and, after the issuance of stock, by the shareholders at the annual or any special meeting. Except as provided in section (2) of this Article III, each director elected shall hold office until his or her successor is elected and qualified. Directors shall be at least 18 years of age and need not be residents of Virginia or shareholders of the Corporation, however, at no time shall the number of male directors exceed the number of female directors except as determined after the issuance of stock, by the shareholders at the annual meeting or any special meeting. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided. Each director shall hold office until his or her successor has been elected and qualified or until his or her earlier resignation or removal.
     2. Vacancies. Vacancies and newly-created directorships resulting from an increase in the Board of Directors and all vacancies occurring in the Board of Directors, including vacancies caused by removal without cause, may be filled by a majority of the directors then in office, though less than a quorum, by a sole remaining director, or by the shareholders, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
     3. Functions of the Board. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders.
     4. Performance by the Directors. Each member of the Board of Directors and each member of any committee designated by the Board of Directors shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s officers or employees or committees of the Board of Directors, or by any other person as to matters such member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
     5. Meetings of the Board of Directors.
          (a) The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the Commonwealth of Virginia.
          (b) Except as provided in section (6) of this Article III, the first meeting of each newly-elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting, shall be necessary to the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
          (c) Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.
          (d) Special meetings of the board may be called by the president on 30 days notice to each director; special meetings shall be called by the president or secretary on like notice to each director on the written request of two directors or, if the board shall consist of one director, on the written request of the sole director.
          (e) Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, before at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the waiver of notice of such meeting.
     6. Quorum of Directors. At all meetings of the Board of Directors, two of the directors in office shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or the Articles of Incorporation. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. Except as provided by Article IX, if a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
     7. Written Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.
     8. Meetings by Conference Telephone. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     9. Committees of Directors.
          (a) The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Such committee or committees shall have such powers as may be determined from time to time by resolution adopted by the Board of Directors subject to any statutory limitations.
          (b) Meetings of each committee may be called by any member of the committee upon notice given to each member of the committee not later than the day before the day on which the meeting is to be held. Notice of any meeting may be waived by all members of the committee.

          (c) A majority of each committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee.
          (d) Any member of any committee may be removed with or without cause, at any time, by the Board of Directors. Any vacancy on any committee shall be filled by the Board of Directors.
          (e) Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
     10. Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at such meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or such compensation as the Board of Directors may fix.
     11. Removal of Directors. Any or all of the directors may be removed with or without cause, at any time, by the vote of the shareholders at a special meeting called for that purpose. Any director may be removed for cause by the action of the directors at a special meeting called for that purpose.
     12. Corporate Records. The directors may keep the books of the Corporation, except those as are required by law to be kept within the state, outside the Commonwealth of Virginia, at such place or places as they may from time to time determine.
ARTICLE IV — NOTICES
     1. Form and Time of Notice. Whenever, under the provisions of the laws of the Commonwealth of Virginia or of the Articles of Incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice shall be in writing and shall be delivered in person or sent by mail, telefax, telegram, telex, or cable addressed to such director or shareholder at his or her address as it appears on the records of the Corporation.
     2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the laws of Virginia or of the Articles of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE V — OFFICERS
     1. Officers. The primary officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a vice-president, a secretary, a treasurer. The Board of Directors may also choose one or more vice presidents (any one or more of whom may be designated “executive vice president” or “senior vice president” or “managing principal” or “principal”), one or more assistant secretaries and assistant treasurers, as well as other officers and agents, with such titles, duties, and powers as the Board of Directors may from time to time determine. Any number of offices may be held by the same person, unless the Articles of Incorporation otherwise provides.
     2. Appointment of Officers. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose the officers of the Corporation.
     3. Salaries of Officers. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
     4. Term, Removal, and Vacancies. Each officer of the Corporation shall hold office until his or her successor is chosen and qualified or until he or she resigns or is removed. Any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
     5. President. The president shall be the chief executive officer of the Corporation. It shall be the president’s duty to supervise generally the management of the business of the Corporation. Without limiting the generality of the foregoing, the president shall preside at all meetings of the shareholders and the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have the power to sign contracts, powers of attorney, and other instruments on behalf of the Corporation.
     6. Vice Presidents. In the absence of the president or in the event of the president’s inability or refusal to act, the vice president, if any, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. In the event there is more than one vice president, the vice presidents shall perform such duties and have such powers in the following order of seniority: executive vice president, senior vice president, and vice president; within each category, the vice presidents in the order designated by the directors, or in the absence of any designation, in the order of their selection. The vice presidents shall have the power to sign contracts, powers of attorney, and other instruments on behalf of the Corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     7. Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by, and shall be under the supervision of, the Board of Directors or president. The secretary shall have custody of the corporate seal of the Corporation and the secretary or an assistant secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the secretary or assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.
     8. Assistant Secretary. The assistant secretary (or if there is more than one, the assistant secretaries in the order determined by the Board of Directors or, if there is no such determination, in the order of their selection) shall, in the absence of the secretary or in the event of the secretary’s disability or inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     9. Treasurer.
          (a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
          (b) The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation.
          (c) If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of the treasurer’s death, resignation, retirement, or removal from office of all books, papers, vouchers, money, and other property belonging to the Corporation of whatever kind that is in the possession or under the control of the treasurer.
     10. Assistant Treasurer. The assistant treasurer (or if there is more than one, the assistant treasurers in the order determined by the Board of Directors or, if there is no such determination, then in the order of their selection) shall, in the absence of the treasurer or in the event of the treasurer’s disability or inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI — INDEMNIFICATION
     1. General. The corporation shall indemnify against judgments, fines, amounts paid in settlement, and expenses (including attorney fees) actually and reasonably incurred by each director or officer who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (including an action or suit by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation in any capacity for another corporation, partnership, joint venture, trust, or other entity, provided he or she acted or took no action in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner he or she believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     2. Suits by the Corporation. Notwithstanding the provisions of Section 1 of this Article, no indemnification shall be made in any action, suit, or proceeding referred to in that Section by or in the right of the corporation to procure a judgment in its favor in respect of any claim, issue, or matter as to which such person shall have been finally adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification.

     3. Successful Defense. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section l of this Article, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him or her in connection therewith.
     4. Determination. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or (ii) if such quorum is not obtainable, or even if obtainable, a majority of disinterested directors so directs by independent legal counsel in a written opinion; or (iii) by the stockholders. If the determination is to be made by the directors, they may rely, as to all questions of law, on the advice of independent counsel. Any person seeking indemnification may apply to a court before or after any determination by the directors, independent legal counsel, or the stockholders, for a determination that he or she is entitled to indemnification because he or she has met the standard of conduct specified in Sections 1 and 2 of this Article.
     5. Advances. Expenses (including attorney fees) incurred in defending an action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in the manner provided by Section 4 of this Article, upon receipt of any undertaking by or on behalf of the director or officer to repay such amount unless it ultimately shall be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article.
     6. Insurance. The corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability imposed upon it in accordance with this Article and may also purchase and maintain insurance on behalf of any person who is or was a director, officer, or agent of the corporation or who was serving at the request of the corporation in any capacity for another corporation, partnership, joint venture, trust, or other entity, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her under the provisions of this Article.
     7. Miscellaneous. Every reference herein to director, officer, employee, or agent shall include former directors, officers, employees, and agents and their respective heirs, executors, and administrators. The indemnification provided pursuant to the power conferred on the Board of Directors shall not be exclusive of any other indemnification to which any director, officer, employee, or agent may be entitled, including any right under any policies of insurance that may be purchased and maintained by the corporation or others, with respect to claims, issues, or matters in relation to which the corporation would not have the power to indemnify such director, officer, employee, or agent under the provisions of this Article.
ARTICLE VII — CERTIFICATES OF STOCK
     1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate of the shares of the Corporation, signed by the president or vice president and either the treasurer, an assistant treasurer, the secretary, or an assistant secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.
     2. Signatures. Any or all of the signatures of the officers of the Corporation upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate no longer holds that office before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she still held that office at the date of issue.
     3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to its issuance, may prescribe such terms and condition as it deems expedient and may require such indemnities as it deems adequate to protect the

Corporation from any claim that may be made against it with respect to the certificate alleged to have been lost or destroyed.
     4. Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
     5. Authority to Fix Rights of Preferred Stock. The Board of Directors shall have authority, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such series, the number of shares that shall constitute such series, and the following relative rights and preferences of the shares of each series so established:
          (a) The annual or other periodic dividend rate payable on shares of such series, the time of payment thereof, whether such dividends shall be cumulative or non-cumulative, and the date or dates from which any cumulative dividends shall commence to accrue;
          (b) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;
          (c) the amounts payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation, or winding-up of the affairs of the Corporation;
          (d) the sinking fund provisions, if any, for the redemption or purchase of shares of such series;
          (e) the extent of the voting powers, if any, of the shares of such series;

          (f) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation of any other class or classes or into shares of any other series of the same or any other class or classes;
          (g) whether, and if so the extent to which, shares of such series may participate with the Common Stock in any dividends in excess of the preferential dividend fixed for shares of such series or in any distribution of the assets of the Corporation, upon a liquidation, dissolution, or winding-up thereof, in excess of the preferential amount fixed for shares of such series; and
          (h) any other preferences and relative, optional, or other special rights and qualifications, limitations, or restrictions of such preferences or rights of shares of such series not fixed and determined by law or in this Article VII.
     6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as owner of the shares, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Virginia.
ARTICLE VIII — GENERAL PROVISIONS
     1. Dividends.
          (a) Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock, or in the Corporation’s bonds or property, including the shares or bonds of other Corporations, subject to any provisions of law and of the Articles of Incorporation.
          (b) Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time,

in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     2. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.
     3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     4. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.
     5. Seal. The Board of Directors, in its discretion, may adopt a corporate seal for the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
     6. Gender and Number. Whenever used in these bylaws, the use of either gender shall include the other, and the use of the singular shall include the plural and vice-versa.
ARTICLE IX — EMERGENCY BYLAWS
     The Emergency Bylaws provided in this Article IX shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency bylaws). An emergency exists if a quorum of the Corporation’s Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during the emergency, and upon the termination of the emergency, the Emergency Bylaws shall cease to be operative unless and until another emergency shall occur. During any emergency:

     1. Meetings. Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice of meeting shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with section (5) of Article III above, but notice may be given only to those Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than 24 hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (2)(b) below.
     2. Quorum. At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by Article II of the Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for a quorum, other persons present at the meeting and holding the positions referred to below shall be deemed Directors for that particular meeting in such numbers as may be necessary to constitute a quorum, as determined by the following provisions and in the following order of priority:
          (a) Vice Presidents not already serving as Directors in the order of their seniority of first selection to such offices, or if two or more shall have been first selected to such offices on the same day, in the order of their seniority in age;
          (b) All other officers of the Corporation in the order of their seniority of first selection to such offices, or if two or more shall have been first selected to such offices on the same day, in the order of their seniority in age; and
          (c) Any other persons that are designated on a list approved by the Board of Directors before the emergency, such persons to be taken in the order of priority and subject to conditions as may be provided in the resolution approving the list.
     3. Succession. The Board of Directors, during as well as before any emergency, may provide, and from time to time modify, lines of succession in the event that, during an emergency, any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

     4. Principal Office. The Board of Directors, during as well as before any emergency may, effective in the emergency, change the principal office or designate several alternative offices or authorize the officers to do so.
     No officer, Director, or employee shall be liable for action taken in good faith in accordance with these Emergency Bylaws.
     These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the standard of conduct set forth in the immediately preceding paragraph for purposes of establishing the liability of an officer, Director, or employee for action or inaction occurring before the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.
ARTICLE X — AMENDMENTS
     These bylaws may be altered, amended, or repealed and new bylaws may be adopted by the shareholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Articles of Incorporation, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new bylaws is contained in the notice of such special meeting. If the power to adopt, amend, or repeal bylaws is conferred upon the Board of Directors by the Articles of Incorporation, it shall not divest or limit the power of the shareholders to adopt, amend, or repeal bylaws.